Exhibit 10.3

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO THE DISTRIBUTION AGREEMENT (“1st Amendment”) is effective as of January 1, 2011 (the “1st Amendment Effective Date”), by and between Inova Diagnostics, Inc. a California corporation with offices located at 9900 Old Grove Road, San Diego, CA 92131 (“DISTRIBUTOR”), and diaDexus, Inc., a Delaware corporation with its principal place of business at 343 Oyster Point Blvd., South San Francisco, CA 94080, USA (“DIADEXUS”).

WHEREAS, DISTRIBUTOR and DIADEXUS are parties to that certain Distribution Agreement dated January 1, 2011 (the “Distribution Agreement”) and the 2011 Special Programs Addendum dated January 1, 2011 (the “Program Addendum”), collectively the “Agreement”;

WHEREAS, the parties desire to amend such Agreement to correctly indicate the [*] nature of the Agreement.

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning assigned in the Agreement.

2. Grant of Distributorship Rights. The first sentence of Section 2.1.1 of the Distribution Agreement is hereby amended by replacement with the following language:

Subject to the terms of this Agreement, DIADEXUS grants DISTRIBUTOR, and DISTRIBUTOR accepts, a [*] License to Distribute the Product within the Territory.

3. Entire Agreement. In the event of any conflict between the terms and conditions of this 1st Amendment and the Agreement, the terms and conditions of this 1st Amendment shall control. Except as otherwise provided in the 1st Amendment, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This 1st Amendment and the Agreement (as amended hereby), including without limitation all Exhibits hereto, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this 1st Amendment shall be deemed to be amended unless such amendment is in writing, signed by all parties hereto, and recites specifically that it is an amendment to the terms of the Agreement and this 1st Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this 1st Amendment to be executed by their fully authorized representatives.

DIADEXUS:	DISTRIBUTOR:
diaDexus, Inc.	Inova Diagnostics, Inc.

By: /s/ P. Plewman	By: /s/ Roger Ingles

Name: P. Plewman	Name: Roger Ingles

Title: Pres. & CEO	Title: CEO

Date: 4/7/11	Date: 4/7/11